NORD RESOURCES CORPORATION

WARRANT CERTIFICATE

No. W2013-001	953,644 Warrants

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE U.S. SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 22, 2013.

THIS WARRANT MAY NOT BE EXERCISED BY OR FOR THE ACCOUNT OR BENEFIT OF A “U.S. PERSON” OR A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

WARRANTS FOR THE
PURCHASE OF COMMON STOCK

Issue Date: June 21, 2013

THIS CERTIFIES THAT, FOR VALUE RECEIVED, 0864930 B.C. Ltd. (the “Holder”), is the owner of Nine Hundred and Fifty-Three Thousand Six Hundred and Forty-Four (953,644) Warrants to purchase an equal number of validly-issued, fully-paid and non-assessable shares of Common Stock (the “Warrant Shares”) of NORD RESOURCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”).

The Warrants represented by this Warrant Certificate are fully vested as of the date hereof and are not transferable. Purchase may be made at any time, and from time to time, prior to the Expiry Time (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with a written notice signed by the Holder stating the number of shares of Common Stock with respect to which such exercise is being made, at the principal corporate address of the Corporation, accompanied by payment of the Purchase Price, in lawful money of the United States of America in cash or by official bank or certified check made payable to NORD RESOURCES CORPORATION. The Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of the Warrants are subject to modification or adjustment as set forth herein.

SECTION 1. INTERPRETATION.

(a) As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

(i) “Adjusted Purchase Price” shall have the meaning given to it in Section 5 of this Certificate.

(ii) “Business Day” means any day, other than a Saturday, a Sunday or a statutory holiday in Tucson, Arizona, or Vancouver, British Columbia.

(iii) “Change of Shares” shall have the meaning given to it in Section 5 of this Certificate.

(iv) “Common Stock” shall mean the common stock of the Corporation, which has the right to participate in the distribution of earnings and assets of the Corporation without limit as to amount or percentage.

(v) “Corporate Office” shall mean the office of the Corporation at which, at any particular time, its principal business shall be administered, which office is currently located at 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

(vi) “Current Market Price” shall mean the weighted average trading price of the Common Stock on such Canadian or United States stock exchange on which the Common Stock is then listed for trading, or, if the Common Stock is not then listed on any Canadian or United States stock exchange, in the over-the-counter market, during the ten consecutive trading days ending on a date which is the fifth trading day before such date; provided that the weighted average trading price shall be determined by dividing that aggregate sale price of all Common Stock sold on the said exchange or market, as the case may be, during the said ten consecutive trading days by the total number of Common Stock so sold; and provided further that, if the Common Stock are not listed and posted for trading on any stock exchange in Canada or the United States or traded in the over-the-counter market, the Current Market Price shall be determined by the Board of Directors of the Corporation in accordance with generally accepted accounting principles.

(vii) “Exercise Date” shall mean, as to any Warrant, the date on which the Corporation shall have received both (A) this Warrant Certificate, together with a written notice of exercise in accordance herewith, duly executed by the Holder hereof, or his attorney duly authorized in writing, and indicating that the Holder is thereby exercising such Warrant(s), and (B) payment by wire transfer, or by official bank or certified check made payable to the Corporation, of an amount in lawful money of the United States of America equal to the applicable Purchase Price for such Warrant(s).

(viii) “Exercise Price” shall mean, as to any Warrant, US$0.02 per Warrant Share.

(ix) “Expiry Time” shall mean 5:00 P.M. (Central time) on the Expiry Date.

(x) “Expiry Date” shall mean June 21, 2016. If the Expiry Date falls on a holiday or a day on which banks are authorized to be closed in the State of Arizona, then the Expiry Date shall mean the next consecutive day which does not fall on a holiday or a day on which banks are authorized to be closed in the State of Arizona.

(xi) “Holder” shall have the meaning given to it in the face page hereof.

(xii) “NI 45-102” means National Instrument 45-102 – Resale of Securities – of the Canadian Securities Administrators;

(xiii) “Purchase Price” shall mean the purchase price to be paid upon exercise of each Warrant hereunder in accordance with the terms hereof, which price shall be the Exercise Price, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

(xiv) “Securities Act” shall mean the United States Securities Act of 1933, as amended, and any amendments or modifications, or successor legislation, thereto adopted, and all regulations, rules or other laws enacted or adopted pursuant thereto.

(xv) “Warrant Certificate” shall mean any certificate representing Warrants.

(xvi) “Warrant Registry” means the official record maintained by the Corporation in which are recorded, with respect to each Warrant Certificate issued by the Corporation: the date of issuance, the name and address of the original Holder, the name and address of each subsequent transferee of such original Holder, and the number identifying, such Warrant Certificate.

(xvii) “Warrant Shares” shall have the meaning given to it in the face page hereof.

(xviii) “Warrants” shall mean the Warrants represented by this Warrant Certificate.

(b) All dollar amounts referred herein are in the lawful money of the United States of America.

SECTION 2. EXERCISE OF WARRANTS.

(a) Each Warrant evidenced hereby may be exercised by the Holder at any time on the Exercise Date, upon the terms and subject to the conditions set forth herein, by delivery to the Corporation of a completed Notice of Exercise in the form attached as Schedule A hereto. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive shares of restricted common stock of the Corporation deliverable upon such exercise shall be treated for all purposes as the Holder of a Warrant Share upon the exercise of the applicable Warrant as of the close of business on the Exercise Date. Promptly following, and in any event within five (5) business days after, the date on which the Corporation first receives clearance of all funds received in payment of the Purchase Price pursuant to this Warrant Certificate, the Corporation shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates evidencing the issuance to such Holder of the applicable number of Warrant Shares (plus a Warrant Certificate for any remaining issued but unexercised Warrants of the Holder).

(b) Upon the exercise of the Warrants represented hereby, if the Corporation so requests, the Holder shall certify to the Corporation that it is not exercising such Warrants with a view to distribute the Warrant Shares in violation of the Securities Act, and shall provide such other investor representations as the Corporation may require to confirm the ability of the Corporation to rely upon the exemption from registration under the Securities Act which applies to the distribution of Warrant Shares at the time of such distribution.

SECTION 3. RESERVATION OF SHARES; REGISTRATION RIGHTS; TAXES; ETC.

(a) The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the valid exercise of Warrants, such number of Warrant Shares as shall then be issuable upon the exercise of all Warrants then outstanding. The Corporation covenants that all Warrant Shares which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully-paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Corporation shall promptly pay or discharge, or any liens created thereon by the Holder thereof and/or any predecessor of such Holder).

(b) The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Holder hereof, then no such delivery shall be made unless the person requesting the same has paid to the Corporation the amount of transfer taxes or charges incident thereto, if any.

SECTION 4. LOSS OR MUTILATION.

Upon receipt by the Corporation of evidence satisfactory to it of the ownership of, and loss, theft, destruction or mutilation of, this Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Corporation, and (in the case of mutilation) upon surrender and cancellation thereof, the Corporation shall execute and deliver to the Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants as was indicated to be outstanding on the prior lost or mutilated Warrant Certificate (provided, however, that to the extent that any discrepancy may exist between the number of Warrants purported to be outstanding in respect of any Holder as evidenced by a Warrant Certificate that has been lost or mutilated and the number attributable to such Holder in the Warrant Registry, then the Warrant Registry shall control for all purposes, absent a showing of manifest error). Each Holder requesting a substitute Warrant Certificate due to loss, theft or destruction shall, prior to receiving such substitute certificate, provide an affidavit to the Corporation in the form prescribed thereby and signed by (and notarized on behalf of) such Holder. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Corporation may prescribe.

SECTION 5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF WARRANT SHARES OR WARRANTS.

(a) The number and kind of securities purchasable upon the exercise of the Warrants and the Purchase Price shall be subject to adjustment from time to time upon the happening of any of the following (each a “Change of Shares”). In case the Corporation shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of a Warrant immediately prior to any such Change of Shares shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Corporation which the Holder would have owned or have been entitled to receive had such Warrant been exercised in advance of the Change of Shares. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Corporation which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at a Purchase Price per Warrant Share (the “Adjusted Purchase Price”) or other security obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Corporation resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) The Corporation may elect, at its sole discretion, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of adjustment of the number of Warrant Shares purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one Warrant Share. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Adjusted Purchase Price. Upon each adjustment of the number of Warrants pursuant to this Section 5(b), the Corporation shall, as promptly as practicable, cause to be distributed to each Holder of Warrant Certificates, on the date of such adjustment, Warrant Certificates evidencing the adjusted number of Warrants to which such Holder shall be entitled as a result of such adjustment or, at the sole option of the Corporation, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment, and upon surrender thereof, (if required by the Corporation) new Warrant Certificates evidencing the aggregate number of Warrants to which such Holder shall be entitled after such adjustment.

(c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of all, or substantially all, of the property of the Corporation (other than a sale/leaseback, mortgage or other financing transaction), the Corporation shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of Warrant Shares that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 upon a Change of Shares. The Corporation shall not effect any such consolidation, merger or sale without the written consent of Holders of a majority of the Warrants then outstanding, unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Corporation, the obligation to deliver to the holder of each Warrant such substitute warrants, shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holders may be entitled to purchase, and the other obligations of the Corporation set out in this Certificate. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

(d) If prior to the Expiry Time and while this Warrant Certificate is outstanding, the Corporation shall fix a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Common Stock under which such holders are entitled, during a period expiring not more than ninety days after the record date for such issue, to subscribe for or purchase Common Stock at a price per share or having a conversion or exchange price per share less than 95% of the Current Market Price per share of Common Stock on such record date, the Purchase Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Purchase Price in effect on such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate price of the total number of additional shares of Common Stock offered for subscription or purchase at the price at which such shares of Common Stock are offered, or the aggregate conversion or exchange price of the convertible securities so offered, by such Current Market Price per share of Common Stock, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date plus the total number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible or exchangeable). Any Common Stock owned by or held for the account of the Corporation or any subsidiary of the Corporation, shall be deemed not to be outstanding for the purpose of any such computation. To the extent that any adjustment in the Purchase Price occurs pursuant to this Section 5(d) as a result of the Corporation fixing a record date for the issue and distribution of rights, options or warrants referred to in this Section 5(d), the Purchase Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Purchase Price which would then be in effect based upon the number of shares of Common Stock actually issued and remaining issuable after such expiration, and the Purchase Price shall be further readjusted in such manner upon expiration of any such further right.

(e) Irrespective of any adjustments or changes in the Purchase Price or the number of Warrant Shares purchasable upon exercise of the Warrants, all Warrant Certificates issued (whether prior to or subsequent to any event causing an adjustment thereof) shall continue to express the Purchase Price per share, and the number of shares purchasable thereunder as originally expressed in the Warrant Certificate initially issued to any Holder.

(f) After each adjustment of the Purchase Price pursuant to this Section 5, the Corporation will promptly prepare a certificate signed by the Chairman or Chief Executive Officer, and attested by the Secretary or an Assistant Secretary, of the Corporation (or such other persons as is acceptable to the Holder, acting reasonably) setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment or, if the Corporation shall have elected to adjust the number of Warrants, the number of Warrants to which the Holder of each Warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Corporation will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Holder of Warrants at his or her last address as it shall appear on the Warrant Registry. No failure to mail such notice nor any defect therein nor in the mailing thereof shall affect the validity thereof. The affidavit of the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(g) As used in this Section 5, references to “Common Stock” shall mean and include all of the Corporation’s Common Stock authorized on the date hereof and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that “Warrant Shares” shall include only shares of such class designated in the Corporation’s Certificate of Incorporation as Common Stock on the date hereof or (i) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 5(c) hereof, the stock, securities or property provided for in such section, or (ii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

(h) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to this Section 5, or as to the amount of any such adjustment, if required, shall be binding upon all holders of Warrants and the Corporation if made in good faith by the Board of Directors of the Corporation. For purposes of this Section 5(h), the Corporation’s Board of Directors shall be deemed to have acted in good faith if it makes any such decision in reliance upon advice of its legal counsel and/or another independent professional hired to advise the Board on such matters.

SECTION 6. RESTRICTIVE LEGENDS.

(a) Neither the Warrants represented by this Warrant Certificate nor the Warrant Shares to be issued upon exercise of the Warrants have been registered under the Securities Act or any state securities laws. Accordingly, neither the Warrants nor the Warrant Shares may be offered, sold or otherwise transferred in the United States or to or for the account or benefit of a U.S. Person or a person in the United States, unless registered under the U.S. Securities Act and applicable state securities laws, or an exemption from registration is available.

(b) All Warrant Shares issued prior to October 22, 2013 upon the exercise of the rights represented by this Warrant Certificate will be subject to a hold period under NI 45-102, and may not be traded until October 22, 2013, except as permitted by applicable securities laws and regulations, and the certificates representing such Warrant Shares shall bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 22, 2013.”

(c) All Warrant Shares will also be “restricted securities” (as defined in Rule 144(a)(3) under the U.S. Securities Act). Accordingly, all certificates representing Warrant Shares issued to persons who exercise the Warrants will also bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE U.S. SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

SECTION 7. RIGHTS OF ACTION.

All rights of action with respect to the Warrants are vested in the Holders of the Warrants, and any Holder of a Warrant, without consent of the holder of any other Warrant, may, in such Holder’s own behalf and for his own benefit, enforce against the Corporation his right to exercise his Warrants for the purchase of Warrant Shares in the manner provided in this Warrant Certificate.

SECTION 8. AGREEMENT OF WARRANT HOLDERS.

Every holder of a Warrant, by his or her acceptance thereof, consents and agrees with the Corporation and every other holder of a Warrant that:

(a) The Warrant Registry shall be maintained by the Corporation’s Secretary, and shall be the official register of all Warrants issued to any person in the Offering. The Warrant Registry shall be dispositive as to the issuance, ownership, transfer and other aspects of each Warrant issued by the Corporation which are recorded therein and, absent manifest error, such records shall control for all purposes.

(b) The Warrants are transferable only on the Warrant Registry by the Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the Corporate Office of the Corporation, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Corporation in its sole discretion, together with payment of the amount of any applicable transfer taxes; and

(c) The Corporation may deem and treat the person in whose name the Warrant Certificate is registered on the Warrant Registry as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in this Certificate.

SECTION 9. MODIFICATION OF WARRANTS.

Other than with respect to any adjustment made by the Corporation in accordance with the provisions of Section 5 hereof, this Certificate may only be modified, supplemented or altered by the Corporation, and only with the consent in writing of the Holders of Warrants representing greater than fifty percent (50%) of the total Warrants then outstanding; provided, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the acceleration of the Exercise Date, shall be made without the consent in writing of the Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Warrant Certificate as originally executed or are made in compliance with applicable law.

SECTION 10. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)	if to the Corporation, to it at 1 West Wetmore Road, Suite 203, Tuscon, AZ 85705, USA, Attention of Chief Financial Officer (Fax No. 520-292-0268);

(b)	if to the Holder, to it care of Kestrel Holdings Ltd., 1550 – 625 Howe Street, Vancouver, B.C. Canada V6C 2T6, Attention: President (Fax No. 604-684-0147).

Any notice, request, consent or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day or, if not, then the next succeeding Business Day) and if sent by telecopy be deemed to have been given and received at the time of receipt (if a Business Day or, if not, then the next succeeding Business Day) unless actually received after 4:00 p.m. (recipient’s local time) at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

SECTION 11. GOVERNING LAW.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of British Columbia, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Warrant Certificate, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the Province of British Columbia. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

SECTION 12. ENTIRE UNDERSTANDING.

This Warrant Certificate contains the entire understanding among the Corporation and the Holder relating to the subject matter covered herein, and merges all prior discussions, negotiations and agreements, if any between them. Neither of the parties to this agreement shall be bound by any representations, warranties, covenants, or other understandings relating to such subject matter, other than as expressly provided for or referred to herein.

IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile, by an officer thereunto duly authorized, as of the date set forth below.

NORD RESOURCES CORPORATION

By: /s/ Wayne M. Morrison
Wayne M. Morrison
President and
Chief Executive Officer

Date: June 21, 2013

SCHEDULE A

NOTICE OF EXERCISE

To: Nord Resources Corporation

Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Certificate held by the undersigned and issued by Nord Resources Corporation (the “Corporation”).

1. The undersigned hereby irrevocably subscribes for and exercises the right to acquire ________________ Warrant Shares of the Corporation (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the accompanying Warrant Certificate) and encloses a bank draft, certified check or money order in lawful money of the United States of America payable to the Corporation for the aggregate Exercise Price.

2. The Warrant Shares (or other securities or property) are to be registered as follows:

Name: ______________________________________________________________________
            (print clearly)

Address in full: _______________________________________________________________

Number of Warrant Shares: ______________________________________________________

3. Such securities should be sent by courier to:

Name: ______________________________________________________________________
            (print clearly)

Address in full: _______________________________________________________________

Number of Warrant Shares: ______________________________________________________

If the number of Warrants exercised is less than the number of Warrants represented hereby, the undersigned requests that the new Warrant Certificate representing the balance of the Warrants be registered in the name of the undersigned and should be sent by courier to:

Name: ______________________________________________________________________
            (print clearly)

Address in full: _______________________________________________________________

Number of Warrant Shares: ______________________________________________________

4. The undersigned represents, warrants and certifies as follows (one of the following must be checked):

(a) [ ]

the undersigned holder at the time of exercise of the Warrants is not in the United States, is not a “U.S. person” as defined in Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) and is not exercising the Warrants on behalf of, or for the account or benefit of a U.S. person or a person in the United States and did not execute or deliver this exercise form in the United States;

(b) [ ]

the undersigned holder is resident in the United States or is a U.S. person who is a resident of the jurisdiction referred to in the address appearing below, and is a U.S. Accredited Investor and has completed the U.S. Accredited Investor Status Certificate in the form attached to this Warrant Certificate; or

(c) [ ]

if the undersigned holder is resident in the United States or is a U.S. person, the undersigned holder has delivered to the Corporation and, if applicable, the Corporation’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Corporation) or such other evidence satisfactory to the Corporation to the effect that with respect to the securities to be delivered upon exercise of this Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

“United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

Note: Certificates representing Warrant Shares will not be registered or delivered to an address in the United States unless Box 4(b) or 4(c) above is checked.

If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking alternative (b) above, the undersigned represents and warrants to the Corporation that:

1.

the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrant Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

2.

the Corporation has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Corporation as he or she has considered necessary or appropriate in connection with his or her investment decision to acquire the Warrant Shares;

3.

the undersigned is: (i) purchasing the Warrant Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (ii) is purchasing the Warrant Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (iii) in the case of the purchase by the undersigned of the Warrant Shares as agent or trustee for any other person or persons (each a “Beneficial Owner”), the undersigned holder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (x) if the undersigned holder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned holder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (y) each Beneficial Owner, if any, is a U.S. Accredited Investor; and

4.

the undersigned has not exercised the Warrants as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

The undersigned also acknowledges and agrees that:

1.

if the undersigned decides to offer, sell or otherwise transfer any of the Warrant Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Warrant Shares directly or indirectly, unless:

	(a)	the sale is to the Corporation;

(b)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(c)

the sale is made pursuant to the exemption from the registration requirements under the U. S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(d)

the Warrant Shares are sold in a transaction that does not require registration under the U. S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation;

2.

the Warrant Shares are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Warrant Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;

3.	the Corporation has no obligation to register any of the Warrant Shares or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder);

4.

the certificates representing the Warrant Shares (and any certificates issued in exchange or substitution for the Warrant Shares) will bear a legend, in the form required by the certificate representing the Warrants, stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available; and

5.

It consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this Warrant Exercise Form.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

DATED the __________ day of ________________, 20_____.

(Signature of Warrant holder)

Print full name

Print full address

Instructions:

1.

The registered holder may exercise its right to receive Warrant Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised together with payment of the aggregate Exercise Price, by certified check, bank draft or money order payable to the order of the Corporation, to the Corporation at its principal office at 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705, attention: The President, and such other documents as the Corporation may reasonably require. Certificates for Warrant Shares will be delivered or mailed within five business days after the exercise of the Warrants. The rights of the registered warrant holder hereof cease if the Warrants are not exercised prior to the Expiry Time.

2.

If Box 4(c) is checked, any opinion tendered must be from counsel of recognized standing in form and substance reasonably satisfactory to the Corporation. Holders planning to deliver an opinion of counsel in connection with the exercise of the Warrants should contact the Corporation in advance to determine whether any opinions tendered will be acceptable to the Corporation.

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of certain outstanding warrants of Nord Resources Corporation (the “Corporation”) by the holder, the holder hereby represents and warrants to the Corporation that the holder, and each beneficial owner (each a “Beneficial Owner”), if any, on whose behalf the holder is exercising such warrants, satisfies one or more of the following categories of Accredited Investor (please write “W/H” for the undersigned holder, and “B/O” for each beneficial owner, if any, on each line that applies):

_____	(1)	Any bank as defined in Section 3(a)(2) of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934 or any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D of the U.S. Securities Act);
_____	(2)	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;
_____	(3)	Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;
_____	(4)	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);
_____	(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds US$1,000,000 (for the purposes of calculating net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of securities contemplated by the accompanying Share Notice, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale and purchase of securities contemplated by the accompanying Share Notice exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability);
_____	(6)	Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or
_____	(7)	an entity in which all of the equity owners meet one or more of the categories set forth above.

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